ARTICLES OF AMENDMENT
TO THE
AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
ALBEMARLE CORPORATION
1.    Name of Corporation. The name of the Corporation is Albemarle Corporation.
2.    Text of Amendment. The first sentence of Article IV of the Corporation’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) is hereby deleted and replaced in its entirety by the following:
“The Corporation shall have authority to issue 275,000,000 shares of Common Stock, par value $.01 per share, and 15,000,000 shares of Preferred Stock.”
3.    Date of Adoption. The foregoing amendment was adopted by the Board of Directors on March 8, 2024 and by the shareholders on May 7, 2024.
4.    Adoption. The foregoing amendment was proposed by the Board of Directors and submitted to the shareholders in accordance with the provisions of Title 13.1, Chapter 9, Article 11, Section 707 of the Code of Virginia, and:
(a)    The designation, number of outstanding shares, and number of votes to be cast by each voting group entitled to vote separately on the amendment were:

Designation	Number of Outstanding Shares	Number of Votes
Common Stock	117,524,680	117,524,680
(b)    The total number of votes cast for, against and abstain, the amendment by each voting group entitled to vote separately on the amendment was:

Designation	Total Votes For	Total Votes Against Total Votes Abstain
Common Stock	88,786,666	5,369,507 286,245
(c)    And the number of votes cast for the amendment by the voting group was sufficient for approval by the voting group.
5.    Effective Date and Time. Pursuant to Section 13.1-606 of the Act, the effective time and date of these Articles of Amendment shall be 9:15 a.m. Eastern Time on May 10, 2024.

[Signature page follows]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed by its authorized officer on May 8, 2024.

ALBEMARLE CORPORATION

    By: /s/Stefanie M. Holland
     Name: Stefanie M. Holland
Title: Vice President, Deputy General Counsel, Corporate and Assistant Secretary
SCC ID: 04186268